DISTRIBUTION AGREEMENT


          THIS DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into this 30th day of May, 2001, between Pawnbrokers Exchange, Inc., a Utah corporation ("Pawnbrokers"); and Pawnbrokers Exchange No. One, Inc., a Utah corporation and wholly-owned subsidiary of Pawnbrokers ("Pawnbrokers No. One").

                         W I T N E S S E T H:

                               RECITALS

          WHEREAS, Pawnbrokers is the parent of Pawnbrokers No. One, and Pawnbrokers No. One is a newly formed wholly-owned subsidiary of Pawnbrokers; and

          WHEREAS, the respective Boards of Directors of Pawnbrokers and Pawnbrokers No. One have adopted resolutions pursuant to which Pawnbrokers shall, in consideration of the issuance of 1,000 shares of "restricted securities" (common stock) of Pawnbrokers No. One, assign, convey and transfer pursuant to and subject to the terms and conditions of this Agreement (the "Conveyance"), all of its right, title and interest in and to all properties, assets, liabilities, business, good will, its name and/or all other real or personal tangible or intangible property of every kind or description that is in any way connected with, related to or is or has been utilized by Pawnbrokers in its present business operations ("Pawnbrokers Assets"); and

          WHEREAS, it is the intention of the parties that all present operations of Pawnbrokers shall be carried on by and through Pawnbrokers No. One, with Pawnbrokers being the parent and holding company of Pawnbrokers No. One, its wholly-owned subsidiary; and

          WHEREAS, it is further understood and agreed that Pawnbrokers may acquire other pawnshops that will be operated by Pawnbrokers separately through other subsidiaries to be formed in the future, when and if needed;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                              Section 1

      Conveyance of Pawnbrokers Assets and Plan of Distribution

            1.1 Conveyance and Payment. Pawnbrokers hereby makes the Conveyance of Pawnbrokers Assets, without qualification, to Pawnbrokers No. One, excluding only those liabilities comprising the costs and expenses of the Conveyance and this Agreement; and Pawnbrokers No. One acquires Pawnbrokers Assets and agrees that it shall issue to Pawnbrokers 1,000 shares of its common stock in consideration of the Conveyance.

            1.2 Delivery of Title of Conveyances. The Conveyance of Pawnbrokers Assets shall be effected by the delivery to Pawnbrokers No. One at the closing (the "Closing") of the required certificates of title, if applicable, or notarized assignments, as may be deemed to be reasonably required or necessary, or other documentation, that is deemed reasonably sufficient to convey the right, title and interest of Pawnbrokers in Pawnbrokers Assets to Pawnbrokers No. One.

            1.3 Further Assurances. At the Closing and from time to time thereafter, Pawnbrokers shall execute such additional instruments and take such other action as Pawnbrokers No. One may reasonably request in order to
more effectively transfer Pawnbrokers' right, title and interest   in
Pawnbrokers Assets to Pawnbrokers No. One.

            1.4 Assumption of Liabilities and Indemnification. Pawnbrokers No. One shall assume, pay and indemnify and hold Pawnbrokers harmless from and against any and all pre-Agreement liabilities of Pawnbrokers, whether by contract, lease, license or otherwise, without qualification, except the costs and expenses related to the Conveyance and this Agreement.

                              Section 2

                               Closing

       The Closing contemplated by Section 1 shall occur on or before ten calendar days following the execution and delivery of this Agreement, unless another time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                              Section 3

            Representations and Warranties of Pawnbrokers

       Pawnbrokers represent and warrant to, and covenant with, Pawnbrokers No. One as follows:

            3.1 Corporate Status. Pawnbrokers is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

            3.2 Corporate Authority. Pawnbrokers has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Pawnbrokers No. One or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

            3.3 Due Authorization. Execution of this Agreement and performance by Pawnbrokers hereunder have been duly authorized by all requisite corporate action on the part of Pawnbrokers, and this Agreement constitutes a valid and binding obligation of Pawnbrokers and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Pawnbrokers.

                              Section 4

   Representations, Warranties and Covenants of Pawnbrokers No. One

       Pawnbrokers No. One represents and warrants to, and covenant with, Pawnbrokers as follows:

            4.1 Corporate Status. Pawnbrokers No. One is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

            4.2 Corporate Authority. Pawnbrokers No. One has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Pawnbrokers or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

            4.3 Due Authorization. Execution of this Agreement and performance by Pawnbrokers No. One hereunder have been duly authorized by all requisite corporate action on the part of Pawnbrokers No. One, and this Agreement constitutes a valid and binding obligation of Pawnbrokers No. One and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Pawnbrokers No. One.

                              Section 5

                          General Provisions

            5.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property or assets transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            5.2 Waiver. Any failure on the part of any party hereto to comply with any of its or their obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

            5.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

            If to Pawnbrokers:            158 South State Street
                                          Salt Lake City, Utah 84111

            With a copy to:               Leonard W. Burningham, Esq.
                                          455 East 500 South, #205
                                          Salt Lake City, Utah 84111

            If to Pawnbrokers No. One:    158 South State Street
                                          Salt Lake City, Utah 84111

        5.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

            5.5 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            5.6 Governing Law and Venue of Actions. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

            5.7 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

            5.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            5.9 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

            5.10 Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained herein shall survive the Closing and be fully binding on the parties until the expiration of the applicable statute of limitations period.

             IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                               PAWNBROKERS EXCHANGE, INC.


Date: 5/30/01.                  By/s/Michael Vardakis
                                     Michael Vardakis, President

                               PAWNBROKERS NO. ONE, INC.

Date: 5/30/01.                  By/s/Michael Vardakis
                                     Michael Vardakis, President